CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Starboard Investment Trust.  Such reference appears in the Statement of Additional Information of ISM Dynamic Growth Fund, ISM Dynamic Total Return Fund, ISM Non Traditional Fund, ISM High Income Fund, ISM Strategic Equity Fund, ISM Strategic Fixed Income Fund, ISM Global Alpha Tactical Fund, ISM Tax Free Fund, ISM Dividend Income Fund and ISM Premier Asset Management Fund under the heading “Independent Registered Public Accounting Firm.”

BBD, LLP

Philadelphia, Pennsylvania

September 17, 2012